UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 23, 2012

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2012, Mr. Stephen L. Cropper informed the Board of Directors of NRG Energy, Inc. (the “Company”) of his intention to resign from the Board effective April 26, 2012, to pursue other interests. His decision to resign was not as a result of any disagreement with the Company or its management. Mr. Cropper has served on the Board of Directors since December 2003.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on April 25, 2012, in Scottsdale, Arizona.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of Class III Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

John F. Chlebowski	173,871,479	13,901,993	50,193	6,050,522

Howard E. Cosgrove	184,275,343	3,497,919	50,403	6,050,522

William E. Hantke	186,313,104	1,460,216	50,345	6,050,522

Anne C. Schaumburg	186,320,349	1,459,338	43,979	6,050,522

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

Votes For	Votes Against	Abstentions	Broker Non-Votes

184,805,889	2,969,423	48,507	6,050,369

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Adoption of the Company’s Amended and Restated Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

180,990,063	6,750,068	83,687	6,050,369

The foregoing Proposal 3 was approved.

(d) Proposal 4 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes

82,757,448	101,651,541	3,414,676	6,050,022

The foregoing Proposal 4 was not approved and the Board of Directors will take this advisory vote under consideration.

(e) Proposal 5 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes

191,956,862	1,876,180	41,145	—

The foregoing Proposal 5 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/Michael R. Bramnick
Michael R. Bramnick
Executive Vice President and General Counsel

Dated: April 27, 2012